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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of: our report dated October 17, 1997 on the consolidated financial statements of Pennsylvania Real Estate Investment Trust (the "Company"), included in the Company's Annual Report on Form 10-K for the year ended August 31, 1997; our report dated June 16, 1997 on the statement of revenue and certain expenses of Magnolia Mall, included in the Company's Current Report on Form 8-K dated October 14, 1997; our report dated June 20, 1997 on the statement of revenue and certain expenses of North Dartmouth Mall, included in the Company's Current Report on Form 8-K dated October 14, 1997; our report dated June 23, 1997 on the consolidated financial statements of The Rubin Organization, Inc., included in the Company's Current Report on Form 8-K dated October 14, 1997; our report dated June 22, 1998 on the statement of revenue and certain expenses of the Woods Apartments, included in the Company's Current Report on Form 8-K dated August 13, 1998; our report dated July 15, 1998 on the statement of revenue and certain expenses of Prince Georges Plaza, included in the Company's Current Report on Form 8-K as amended November 9, 1998; our report dated August 28, 1998 on the combined statement of revenue and certain expenses of Festival at Oaklands Shopping Center, included in the Company's Current Report on Form 8-K as amended November 9, 1998; our report dated December 21, 1998 on the consolidated financial statements of the Company for the four-month period ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 18, 1998; our report dated January 30, 1999 on the combined statements of revenue and certain expenses of Northeast Tower included in the Company's Current Report on Form 8-K as amended March 8, 1999 and to all references to our Firm included in this registration statement.


                                                       /s/ Arthur Andersen LLP
                                                       ------------------------


Philadelphia, Pennsylvania
March 19, 1999